Exhibit 32.1

CERTIFICATION PURSUANT TO 18 U.S.C. §1350, AS ADOPTED PURSUANT TO SECTION 906 OF THE
SARBANES-OXLEY ACT OF 2002

In accordance with 18 U.S.C. §1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, Michael R. Boyce, Chief Executive Officer and President of PQ Corporation (the “Registrant”) and James P. Cox, Vice President, Treasurer and Chief Financial Officer of the Registrant, each hereby certifies that, to the best of his knowledge:

1.               the Registrant’s Quarterly Report on Form 10-Q for the period ended September 30, 2006, to which this Certification is attached as Exhibit 32.1 (the “Periodic Report”), fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended;

2.               The information contained in the Periodic Report fairly presents, in all material respects, the financial condition of the Registrant at the end of the period covered by the Periodic Report and results of operations of the Registrant for the periods covered by the Periodic Report.

Date:  November 14, 2006

By:	/s/ Michael R. Boyce
Michael R. Boyce
Chief Executive Officer and President

By:	/s/ James P. Cox
James P. Cox
Vice President, Treasurer and
Chief Financial Officer